UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 3, 2018

Titan Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-13341	94-3171940
(Commission File Number)	(IRS Employer Identification No.)

400 Oyster Point Blvd., Suite 505, South San Francisco, CA 94080

(Address of principal executive offices and zip code)

650-244-4990

(Registrant's telephone number including area code)

(Registrant's former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On August 3, 2018, Titan Pharmaceuticals, Inc. (the “Company” or “Titan”) entered into an amendment (the “Amendment”) to the Asset Purchase, Supply and Support Agreement dated March 21, 2018 (the “Purchase Agreement”) between the Company and L. Molteni & C. Dei Frattelli Alitti Società Di Esercizio S.P.A. (“Molteni”). Under the Amendment, Molteni is required to make an immediate payment to Titan of €950,000 (approximately $1,109,000) and has committed to make a convertible loan to Titan of €550,000 (approximately $642,000) provided the Company has submitted its response to the 120-day letter from the European Medicines Agency (“EMA”) on or prior to September 14, 2018 in accordance with the Amendment, both in exchange for the elimination of an aggregate of €2.0 million (approximately $2,335,000) of regulatory milestones provided for in the Purchase Agreement that are potentially payable in 2019, at the earliest. The loan (the “Convertible Loan”), if made, will convert automatically into shares of Titan common stock upon the issuance by the EMA of marketing approval for Probuphine at a conversion price per share equal to the lower of (i) the closing price on the loan funding date and (ii) the closing price on the conversion date. In the event the EMA has not granted marketing approval by December 31, 2019, the Convertible Loan will become due and payable, together with accrued interest at the rate of one-month LIBOR (to the extent in excess of 1.10%) plus 9.50% per annum. The Convertible Loan willl contain other covenants and events of default substantially consistent with Titan’s existing Amended and Restated Venture Loan and Security Agreement, dated as of March 21, 2018.

The foregoing summary description of the Amendment is qualified in its entirety by reference to the full text of such document and the press release issued in connection therewith attached hereto as Exhibits 10.1and 99.1, respectively, which are incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
10.1	Amendment to Asset Purchase, Supply and Support Agreement dated August 3, 2018±
99.1	Press Release, dated August 3, 2018

 ____________________

± Confidential treatment has been requested with respect to portions of this exhibit.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TITAN PHARMACEUTICALS, INC.

By:	/s/ Sunil Bhonsle
Name:	Sunil Bhonsle
Title:	Chief Executive Officer and President

Dated: August 3, 2018